UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2010

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2010, the Board of Directors (the “Board”) of LeapFrog Enterprises, Inc. (the “Company”) approved certain adjustments to the structure of the Company’s management team. Pursuant to these arrangements, effective September 27, 2010 (i) Michael J. Dodd was appointed as President of the Company, in addition to his existing role as Chief Operating Officer, and (ii) William B. Chiasson will continue to serve as Chief Executive Officer, but will no longer serve as President. Mr. Dodd is not related to any director or other executive officer of the Company, nor does he have relationships or transactions with the Company outside of his agreed-upon compensation and benefits.

Mr. Dodd, age 50, has served as the Company’s Chief Operating Officer since March 2010. Previously, he served as Senior Vice President, Supply Chain and Operations since April 2005. Prior to joining the Company, he co-founded Executive Technology, Inc., a value-added reseller and system integrator of information technology products, and served as its Chief Operating Officer from September 2003 through April 2005. From May 2002 to September 2003, Mr. Dodd served as Executive Vice President, Chief Marketing Officer and Chief Operating Officer at Targus Group International, Inc., a provider of mobile personal computers and wireless accessories. Mr. Dodd was a Vice President, Operations at Juniper Networks, Inc., a manufacturer of internal protocol, or IP, routers from September 2000 to May 2002. From November 1989 to September 2000, Mr. Dodd served in various capacities at Compaq Computer Corporation, a manufacturer of personal computers, most recently as Managing Director of operations and strategic procurement for the Presario personal computer business. Mr. Dodd received his B.B.A. from Texas A&M University.

In connection with Mr. Dodd’s appointment to the position of President, his annual salary will be increased from $340,000 to $408,000. In addition, Mr. Dodd’s target bonus under the Company’s 2010 bonus plan will be increased from 50% of his annual base salary to 75% of his increased annual base salary. Assuming Mr. Dodd fulfills the continuing employment requirements under the Company’s 2010 bonus plan for bonus eligibility, his 2010 bonus will be not less than $306,000. Mr. Dodd will also receive a grant of 200,000 restricted stock units, 50% of which will vest on January 1, 2012, with the remaining 50% vesting in 12 equal monthly installments commencing February 1, 2012, in each case subject to Mr. Dodd’s continued service to the Company. If the Company terminates Mr. Dodd’s employment without “cause” or if Mr. Dodd terminates his employment for “good reason,” the Company will be obligated to make severance payments equal to 12 months base salary and target bonus under the Company’s Executive Management and Change in Control Benefit Plan (the “Severance Plan”). If such termination occurs in connection with a change in control, Mr. Dodd would get 24 months base salary, instead of 12 months, plus 100% acceleration of his outstanding equity awards under the Severance Plan. Mr. Dodd will also continue to be eligible for all standard benefits available to Company executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

	By:	/s/ William B. Chiasson
Date: September 29, 2010		William B. Chiasson
Chief Executive Officer